UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

AmericanWest Bank, the principal subsidiary of AmericanWest Bancorporation, announced today that on Friday, June 23, 2006, the Bank received final regulatory approval from the Washington Department of Financial Institutions, Division of Banks, to open a de novo branch in Yakima, Washington. To be known as the Creekside Financial Center, the branch will be located at 3919 Creekside Loop, Yakima WA 98902. The Bank had previously received regulatory approval from the FDIC to open the new financial center.

Upon the opening of the Creekside Financial Center, the Bank will close its existing West Yakima Financial Center at 4802 Tieton Drive, Yakima and move its customer accounts from that location to the new financial center.

The building where the Creekside Financial Center will be located is presently under construction. The anticipated opening of the new financial center is mid-third quarter, 2006, on or around September 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Dated: June 27, 2006	/s/ Diane L. Kelleher
Diane L. Kelleher,
Executive Vice President & Chief Financial Officer